Exhibit 99.1

Albireo Reports Q2 2022 Financial Results and Business Update

–	Bylvay®(odevixibat) Q2 2022 net product revenue $5.9 million, June YTD 2022 $10.5 million

–	Agreed Bylvay reimbursement contract in Italy and Belgium with launches planned for the fall

–	Global Phase 3 ASSERT study in Alagille syndrome on track for topline data readout this fall

–	Global Phase 3 BOLD study in biliary atresia on track for full enrollment in 2022

–	Company to host a conference call and webcast today at 4:30 p.m. ET

BOSTON, MA — August 15, 2022 — Albireo Pharma, Inc. (Nasdaq: ALBO), a rare liver disease company developing novel bile acid modulators to treat rare pediatric and adult liver diseases, today provided a business update and reported financial results for the quarter ended June 30, 2022.

"We continue to make meaningful progress with the global Bylvay launch as we increase the number of patients on Bylvay, including reimbursed patients and those covered through our managed access programs. Compliance and persistency continue to be strong, providing these patients an effective and well tolerated drug that has potential to be their lifetime therapy, and we look forward to our planned expansion beyond PFIC with the imminent ASSERT Phase 3 trial in Alagille syndrome readout this fall," said Ron Cooper, President and Chief Executive Officer of Albireo.

Q2 and Upcoming Highlights

●	Bylvay net product revenue was $5.9 million, with $3.5 million from the United States and $2.4 million from international markets. As of the end of Q2 2022, there are 245 total Bylvay patients —which include reimbursed, non-reimbursed and rollover patients—representing +18% growth compared to Q1. U.S. prescriber base grew quarter over quarter with unique prescribers increasing from 57 to 73.

●	Bylvay reimbursement confirmed in the U.S., Germany, United Kingdom, Italy and Belgium.

o	Positively concluded the pricing & reimbursement negotiation in Italy for Bylvay, thus enabling access for Italian PFIC patients this fall. Bylvay was granted “Full Therapeutic Innovation” status by the AIFA (Italian Medicines Agency) which is a special designation applied to select products where there is a high unmet need, added clinical benefit, and robustness of the scientific evidence. This status will provide access to dedicated national funding and direct inclusion into regional formularies within 60 days from the official publication of the Italian marketing authorization decree, expected next month.

o	Successfully completed negotiations with RIZIV-INAMI in Belgium, with reimbursement granted from October 1, 2022.

o	Launched in Scotland following Scottish Medicines Consortium (SMC) publication of the assessment report for Bylvay in July. Bylvay is available for PFIC through the ultra-orphan pathway assessment for medicines that treat very rare, chronic and disabling conditions.

o	In the U.S., nearly all patients, across public and private insurers, have a path to coverage for Bylvay.

●	"Presented and published data from the global Phase 3 PEDFIC 1 & PEDFIC 2 studies, which were the first and largest successful global gold standard pediatric Phase 3 studies ever conducted in cholestatic liver disease. The Lancet Gastroenterology & Hepatology published the results of the pivotal PEDFIC 1 trial of Bylvay in PFIC. Eleven abstracts were also accepted and presented at the International Liver CongressTM (EASL) and European Society for Paediatric Gastroenterology, Hepatology and Nutrition (ESPGHAN).

●	On track to report topline data from the Phase 3 ASSERT study in Alagille syndrome (ALGS) this fall. ASSERT is a gold standard, prospective intervention trial with 35 sites across North America, Europe, Middle East and Asia Pacific. Albireo currently has an Expanded Access Program (EAP) for patients with ALGS, which is available in the U.S. and Europe, to provide access to Bylvay for patients suffering from ALGS prior to the product’s planned approval and reimbursement.

●	The BOLD study is the first and only Phase 3 study of an ileal bile acid transporter (IBAT) inhibitor in biliary atresia with clinical trial sites spanning the U.S., Europe, Latin American and China. The study remains on track for full enrollment in 2022 and topline data in 2024.

Pipeline News:

●	Plan to initiate a Phase 1 first-in-human study for A2342 by the end of 2022. This will follow recently completed IND-enabling toxicology studies. A2342 is the first oral sodium-taurocholate co-transporting peptide (NTCP) inhibitor in development for hepatitis B and D.

Corporate News:

●	Completed an agreement with Medison Canada, a subsidiary of Medison. Similar to the existing agreement with Medison in Israel, this one is for the commercial distributorship of Bylvay in Canada. Medison is recognized as a leader in rare diseases with partnerships with top-tier biotech companies in international markets.

●	Appoints Habib J. Dable, Former President and CEO of Acceleron Pharma, and Susan Alesina, Vice President, National Business Development and Alliances at Boston Children’s Hospital, as members of the Company’s Board of Directors.

Second Quarter 2022 Financial Results

●	Product revenue, net was $5.9 million for the second quarter of 2022 due to Bylvay global sales. Bylvay was approved during the third quarter of 2021, therefore there was no product revenue for the second quarter of 2021.

●	Royalty revenue was $2.3 million for the second quarter of 2022, compared with $2.4 million for the second quarter of 2021, a decrease of $0.1 million. The decrease relates to estimated royalty revenue which is passed on to HealthCare Royalty Partners.

●	Cost of product revenue was $0.8 million for the second quarter of 2022. Following approval of Bylvay, certain manufacturing and quality headcount costs are now included in cost of product revenue. There were no material costs, as materials related to current product sold were expensed prior to approval. Bylvay was approved during the third quarter of 2021, therefore there was no cost of product revenue for the second quarter of 2021.

●	R&D expenses were $22.9 million for the second quarter of 2022 compared with $20.9 million for the second quarter of 2021, an increase of $2.0 million. The increase in R&D expenses for the second quarter of 2022 was principally due to expenses related to clinical program activities, personnel expenses and other costs as we continue to increase our headcount and program activities. The increase in program activities related to ongoing phase 3 clinical trials for biliary atresia and Alagille syndrome, as well as Bylvay PFIC expenses and were partially offset by a decrease in preclinical expenses and A3907 due to completion of the Phase 1 study.

●	Selling, general and administrative expenses were $21.6 million for the second quarter of 2022 compared with $16.9 million for the second quarter of 2021, an increase of $4.7 million. The increase is attributable to personnel and related expenses as we continue to increase our headcount, and commercialization activities related to Bylvay including our sales force and support for global expansion efforts.

●	Net loss for the second quarter of 2022 was $39.9 million, or $(2.04) per share, compared to $36.4 million, or $(1.90) per share for the second quarter of 2021.

●	The Company had cash and cash equivalents of $181.0 million as of June 30, 2022, versus $216.7 million as of March 31, 2022. The Company expects to have sufficient cash into 2024 based on current revenue and expense projections. Bylvay 2022 sales are now expected to be $24 million.

Conference Call

To access the live conference call by phone, dial 1-855-327-6837 (domestic) or 1-631-891-4304 (international), and provide the access code 10019926. A live audio webcast will be accessible from the Investors page at ir.albireopharma.com/. To ensure a timely connection to the webcast, it is recommended that participants register at least 15 minutes prior to the scheduled start time. An archived version of the webcast will be available for replay on the Events & Presentations section of the Investors page of Albireo’s website for 3 months following the event.

About Bylvay (odevixibat)

Bylvay is the first drug approved in the U.S. for the treatment of pruritus in patients 3 months of age and older in all types of progressive familial intrahepatic cholestasis (PFIC). Limitation of Use: Bylvay may not be effective in PFIC type 2 patients with ABCB11 variants resulting in non-functional or complete absence of bile salt export pump protein (BSEP-3). The European Commission (EC) and UK Medicines and Healthcare Products Regulatory Agency (MHRA) have also granted marketing authorization of Bylvay for the treatment of PFIC in patients aged 6 months or older. A potent, once-daily, non-systemic ileal bile acid transporter inhibitor (IBATi), Bylvay has minimal systemic exposure and acts locally in the small intestine. Bylvay can be taken as a capsule for patients that are able to swallow capsules, or opened and sprinkled onto food, which is a factor of key importance for adherence in a pediatric patient population. The most common adverse reactions for Bylvay are diarrhea, liver test abnormalities, vomiting, abdominal pain, and fat-soluble vitamin deficiency. The medicine can only be obtained with a prescription. For more information about using Bylvay, see the package leaflet or contact your doctor or pharmacist. For full prescribing information, visit www.bylvay.com.

In the U.S. and Europe, Bylvay has orphan exclusivity for its approved PFIC indications, and orphan designations for the treatment of ALGS, biliary atresia and primary biliary cholangitis. Bylvay is being evaluated in the ongoing PEDFIC 2 open-label trial in patients with PFIC, in the BOLD Phase 3 study for patients with biliary atresia and the ASSERT Phase 3 study for ALGS.

Important Safety Information

●	The most common adverse reactions for Bylvay are diarrhea, liver test abnormalities, vomiting, abdominal pain, and fat-soluble vitamin deficiency.

●	Liver Test Abnormalities: Patients should obtain baseline liver tests and monitor during treatment. Dose reduction or treatment interruption may be required if abnormalities occur. For persistent or recurrent liver test abnormalities, consider treatment discontinuation.

●	Diarrhea: Treat dehydration. Treatment interruption or discontinuation may be required for persistent diarrhea.

●	Fat-Soluble Vitamin (FSV) Deficiency: Patient should obtain baseline vitamin levels and monitor during treatment. Supplement if deficiency is observed. If FSV deficiency persists or worsens despite FSV supplementation, discontinue treatment.

About Albireo

Albireo Pharma is a rare disease company focused on the development of novel bile acid modulators to treat rare pediatric and adult liver diseases. Albireo’s lead product, Bylvay, was approved by the U.S. FDA as the first drug for the treatment of pruritus in all types of progressive familial intrahepatic cholestasis (PFIC), and in Europe, Bylvay has been approved for the treatment of PFIC. Bylvay is also being developed to treat other rare pediatric cholestatic liver diseases with global Phase 3 trials in Alagille syndrome (ALGS) and biliary atresia, as well as Open-label Extension (OLE) studies for PFIC and ALGS. The Company has also completed a Phase 1 clinical trial for A3907 to advance development in adult cholestatic liver disease, with IND-enabling studies progressing with A2342 for viral and cholestatic liver disease. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. For more information on Albireo, please visit www.albireopharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: Albireo’s commercialization plans; the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of Bylvay, A3907, A2342 or any other Albireo product candidate or program; the PEDFIC 2 open-label trial in patients with PFIC; the pivotal trial for Bylvay in biliary atresia (BOLD); the pivotal trial for Bylvay in Alagille syndrome (ASSERT); the Phase 2 study for A3907 the IND-enabling or clinical studies for A2342; the target indication(s) for development or approval; the timing for initiation or completion of or availability or reporting of results from any clinical trial, including the long-term open-label extension study for Bylvay in PFIC, the BOLD and ASSERT trials, the Phase 2 study for A3907, and the IND-enabling and clinical studies for A2342; the impact of the Expanded Access Program; expectations that biliary atresia is the most common pediatric cholestatic liver disease with no approved drug treatment; potential regulatory approval and plans for potential commercialization of Bylvay in additional countries; the potential benefits or competitive position of Bylvay or any other Albireo product candidate or program or the commercial opportunity in any target indication; future price listings and reimbursement approvals of Bylvay; the length of time for which Albireo’s cash resources are expected to be sufficient; or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” or the negative of these terms or other similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: there are no guarantees that Bylvay will be commercially successful; we may encounter issues, delays or other challenges in commercializing Bylvay; whether Bylvay receives adequate reimbursement from third-party payors; the degree to which Bylvay receives acceptance from patients and physicians for its approved indication; challenges associated with execution of our sales activities, which in each case could limit the potential of our product; challenges associated with supply and distribution activities, which in each case could limit our sales and the availability of our product; results achieved in Bylvay in the treatment of patients with PFIC may be different than observed in clinical trials, and may vary among patients; potential negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of Bylvay to date, including findings in indications other than PFIC, will be predictive of results from other clinical trials of Bylvay; there is no guarantee that Bylvay will be approved in jurisdictions or for indications beyond the jurisdictions in which or indications for which Bylvay is currently approved; there is no guarantee that our other products candidates will be approved; estimates of the addressable patient population for target indications may prove to be incorrect; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of Bylvay, including BOLD and ASSERT and the Phase 2 clinical trial of A3907, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or Europe; delays or other challenges in the recruitment of patients for, or the conduct of, the Company’s clinical trials; and the Company’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement except as required by applicable law.

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Media Contact:
Colleen Alabiso, 857-356-3905, colleen.alabiso@albireopharma.com

Lance Buckley, 917-439-2241, lbuckley@lippetaylor.com

Investor Contact:
Hans Vitzthum, LifeSci Advisors, LLC., 617-430-7578

Albireo Pharma, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$180,971	$248,107
Accounts receivable, net	1,849	3,272
Inventory	2,096	194
Prepaid expenses	8,170	5,261
Other current assets	2,666	12,096
Total current assets	195,752	268,930
Property and equipment, net	1,388	668
Goodwill	17,260	17,260
Other assets	14,614	15,193
Total assets	$229,014	$302,051
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,394	$6,516
Accrued expenses	23,034	35,951
Current portion of note payable, net of discount	10,158	—
Other current liabilities	5,005	2,880
Total current liabilities	43,591	45,347
Liability related to sale of future royalties	61,493	60,132
Note payable, net of discount	—	10,004
Other long-term liabilities	10,253	10,960
Total liabilities	115,337	126,443
Stockholders’ Equity:
Preferred stock, $0.01 par value per share — 50,000,000 shares authorized at June 30, 2022 and December 31, 2021; 0 and 0 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.01 par value per share — 60,000,000 shares authorized at June 30, 2022 and December 31, 2021; 19,610,205 and 19,602,445 shares issued and outstanding at June 30, 2022, respectively, and 19,304,312 and 19,296,552 shares issued and outstanding at December 31, 2021, respectively	196	193
Additional paid-in capital	488,692	475,390
Accumulated other comprehensive income	8,252	1,105
Accumulated deficit	(383,233)	(300,850)
Treasury stock at cost, 7,760 shares at June 30, 2022 and December 31 2021, respectively	(230)	(230)
Total stockholders’ equity	113,677	175,608
Total liabilities and stockholders’ equity	$229,014	$302,051

Albireo Pharma, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Product revenue, net	$5,891	$—	$10,547	$—
Royalty revenue	2,315	2,428	4,491	4,394
Total revenue	8,206	2,428	15,038	4,394
Cost and operating expenses:
Cost of product revenue	776	—	1,010	—
Research and development	22,888	20,894	44,791	40,837
Selling, general and administrative	21,600	16,940	38,455	32,213
Other operating expense (income), net	145	(2,374)	7,543	4,154
Total cost and operating expenses	45,409	35,460	91,799	77,204
Operating loss	(37,203)	(33,032)	(76,761)	(72,810)
Other loss:
Interest expense, net	(2,746)	(3,389)	(5,622)	(7,344)
Net loss	$(39,949)	$(36,421)	$(82,383)	$(80,154)
Net loss per share attributable to holders of common stock:
Net loss per common share - basic and diluted	$(2.04)	$(1.90)	$(4.23)	$(4.18)
Weighted-average common shares used to compute basic and diluted net loss per common share	19,585,164	19,200,747	19,482,943	19,196,798